UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2022

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)
(737)
281-0101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.:  ☐
Digital Realty Trust, L.P.:  ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 30, 2022, the Board of Directors (the “Board”) of Digital Realty Trust, Inc. appointed Matthew Mercier to serve as Chief Financial Officer of the company effective January 1, 2023. Andrew P. Power, the company’s President and Chief Executive Officer, resigned as Chief Financial Officer concurrently with the effectiveness of Mr. Mercier’s appointment.
Mr. Mercier, age 43, joined the company in 2006 and most recently served as our Senior Vice President of Global Finance and Accounting. He previously served as our Senior Vice President of Finance from 2015 to March 2020 and Vice President of Finance prior to then.
In connection with Mr. Mercier’s appointment as Chief Financial Officer, on December 30, 2022, the Compensation Committee of the Board (the “Committee”) approved an annual base salary for Mr. Mercier equal to $450,000 and a target and maximum annual bonus equal to 100% and 200%, respectively, of his base salary, in each case, effective as of January 1, 2023.
In addition, in December 2022, the Committee approved the grant of 2023 annual equity awards to Mr. Mercier consisting of time-vesting long-term incentive units in our operating partnership valued at $750,000 and performance-vesting Class D units in our operating partnership valued at $375,000 (based on target performance, with maximum performance equal to 200% of target). A portion ($537,500) of the time-vesting long-term incentive units is subject to vesting in annual installments over a four-year period with the first vesting date on February 27, 2024 and a portion ($212,500) is subject to vesting in sixteen quarterly installments over a four-year period with the first vesting date on April 1, 2023, in each case, subject to Mr. Mercier’s continued service with the company. The performance-vesting Class D units are subject to vesting based on our total stockholder return over a three-year performance period measured relative to the MSCI US REIT Index (RMS) over the performance period, subject to Mr. Mercier’s continued service with the company. The annual equity awards were granted on January 1, 2023.
In connection with Mr. Mercier’s appointment, on December 30, 2022, the Committee approved the company’s entry into, and the company entered into, an Executive Severance Agreement with Mr. Mercier (the “Mercier Severance Agreement”). Pursuant to the Mercier Severance Agreement, Mr. Mercier is eligible to receive certain severance payments and benefits in the event of a qualifying termination of his employment, subject to the terms and conditions set forth therein. The Mercier Severance Agreement has an initial term commencing on January 1, 2023 and ending on December 31, 2023, and, thereafter, the term of the Mercier Severance Agreement will automatically be extended for successive one-year
periods unless the company or Mr. Mercier elects not to extend the term by notifying the other party with 60 days prior written notice. In the event that a change in control occurs during the term of the Mercier Severance Agreement, the term will automatically be extended to the second anniversary of the date of such change in control.
The foregoing description of the Mercier Severance Agreement is qualified in its entirety by the description of the company’s form of Executive Severance Agreement included in the company’s proxy statement filed with the Securities and Exchange Commission on April 22, 2022 under the headings “Executive Compensation – Compensation Discussion and Analysis – Severance and Change in Control Benefits” and “Executive Compensation – Potential Payments upon Termination or Change in Control” and by the full text of the Mercier Severance Agreement, the form of which was filed as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2021.

There are no arrangements or understandings between Mr. Mercier and any other person pursuant to which Mr. Mercier was selected as an officer. There are no transactions in which Mr. Mercier has an interest requiring disclosure under Item 404(a) of Regulation
S-K.
The information under Item 8.01 of this Current Report on
Form 8-K
is incorporated herein by reference.

Item 8.01.	Other Events.
In connection with a broader organizational realignment of the company’s leadership team, on January 5, 2023, the company notified Erich Sanchack, Chief Operating Officer of the company, of the termination of his employment, effective February 3, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: January 6, 2023

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary